    As filed with the Securities and Exchange Commission on March 11, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20005

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GREATER BAY BANCORP
            (Exact name of registrant as specified in its charter)

            CALIFORNIA                                     77-0387041
    (State or other jurisdiction                         (I.R.S. Employer
    incorporation or organization)                      Identification No.)


          2860 WEST BAYSHORE ROAD
          PALO ALTO, CALIFORNIA                              94303
  (Address of principal executive offices)                 (Zip Code)


                  GREATER BAY BANCORP 1996 STOCK OPTION PLAN
                           (Full title of the plan)

                             DAVID L. KALKBRENNER
                           Chief Executive Officer
                             Greater Bay Bancorp
                           2860 West Bayshore Road
                          Palo Alto, California 94303
                    (Name and address of agent for service)

                                (650) 813-8200
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                                 T. HALE BOGGS
                        Manatt, Phelps & Phillips, LLP
                         11355 West Olympic Boulevard
                         Los Angeles, California 90064

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


                        Calculation of Registration Fee
-----------------------------------------------------------------------------------------
                                         Proposed             Proposed
Title of               Amount             maximum              maximum            Amount
securities to       to be re-      offering price            aggregate      of registra-
be registered     gistered/1/         per unit/2/    offering price/2/          tion fee
-----------------------------------------------------------------------------------------
1996 Stock Option
Plan Common Stock     456,326             $52.69           $24,043,817             $7093
-----------------------------------------------------------------------------------------

/1/ In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and such indeterminate number of shares as may become available as a result of the adjustment provisions thereof.

/2/ Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotations System on March 4, 1998.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Greater Bay Bancorp, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 456,326 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's 1996 Employee Stock Option Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof.

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------
       The following documents filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (c) The description of the class of securities which is contained in the Registrant's Registration Statement on Form 8-A, as amended, including any amendment or report filed for the purpose of updating such information.

        All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities
        -------------------------
        Not applicable.


Item 5. Interests of Named Experts and Counsel
        --------------------------------------
        Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        The Registrant's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Registrant's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Registrant under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.


Item 7. Exemption from Registration Claimed
        -----------------------------------
        Not applicable.


Item 8. Exhibits
        --------
        See Exhibit Index.


Item 9. Undertakings
        ------------

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs 1(a) and 1(b) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on March 10, 1998.

                                 GREATER BAY BANCORP



                                 By  /s/ David L. Kalkbrenner
                                     ---------------------------------
                                     David L. Kalkbrenner,
                                     Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Kalkbrenner and Steven C. Smith, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitutes, or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 10, 1998.



Signature                           Title


/s/ David L. Kalkbrenner
---------------------------         Chief Executive Officer,
David L. Kalkbrenner                President and Director
                                    (Principal Executive Officer)

/s/ Steven C. Smith
---------------------------         Executive Vice President, Chief
Steven C. Smith                     Financial Officer and Chief
                                    Operating Officer (Principal
                                    Financial and Accounting
                                    Officer)


/s/ John M. Gatto
---------------------------         Director
John M. Gatto


/s/ James E. Jackson
---------------------------         Director
James E. Jackson


/s/ Rex D. Lindsay
---------------------------         Director
Rex D. Lindsay


/s/ Duncan L. Matteson
---------------------------         Director
Duncan L. Matteson


/s/ Glen McLaughlin
---------------------------         Director
Glen McLaughlin


/s/ Dick J. Randall
---------------------------         Director
Dick J. Randall


/s/ Donald H. Seiler
---------------------------         Director
Donald H. Seiler


/s/ Warren R. Thoits
---------------------------         Director
Warren R. Thoits


/s/ Edwin E. Van Bronkhorst
---------------------------         Director
Edwin E. Van Bronkhorst

                                 EXHIBIT INDEX



5.1   Opinion of Manatt, Phelps & Phillips, LLP.

23.1  Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

23.2  Consent of Coopers & Lybrand LLP.

25.1  Power of Attorney (included on signature page hereof).

99.1 Greater Bay Bancorp 1996 Stock Option Plan, as amended effective December 23, 1997.

99.2  Form of Incentive Stock Option Agreement.

99.3  Form of Non-Qualified Stock Option Agreement.